                              RVM INDUSTRIES, INC.
                                    FORM 8-B
                                 MARCH 31, 1997

                                    EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION
                       AMONG RAVENS METAL PRODUCTS, INC.,
                      RVM INDUSTRIES, INC. AND RAVENS, INC.

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement"), dated as of March
24, 1997, is entered into by and among Ravens Metal Products, Inc., a Delaware corporation (the "Company"), RVM Industries, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company ("RVM"), and Ravens, Inc., a Delaware corporation and a direct, wholly owned subsidiary of RVM ("Ravens").

                                    RECITALS

         A. The Company's authorized capital stock consists of (i) 3,000,000 shares of common stock, par value $.01 per share ("Company Common Stock"), of which 1,934,255 shares are issued and outstanding and no shares are held in treasury, and (ii) 300,000 shares of preferred stock, without par value, none of which is currently outstanding.

         B. RVM's authorized capital stock consists of (i) 3,000,000 shares of common stock, par value $.01 per share ("RVM Common Stock"), of which 100 shares are issued and outstanding and no shares are held in treasury and (ii) 300,000 shares of preferred stock, without par value, none of which is currently outstanding.

         C. The designations, rights and preferences, qualifications, limitations and restrictions of the RVM Common Stock are the same as those of the Company Common Stock.

         D. The certificate of incorporation and the by-laws of RVM immediately after the Effective Time (defined below) will contain provisions identical to the Restated Certificate of Incorporation and By-Laws of the Company immediately before the Effective Time (other than with respect to matters excepted or required by Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL")).

         E. The directors of the Company immediately prior to the Merger (defined below) will be the directors of RVM as of the Effective Time.

         F. RVM and Ravens are newly formed corporations organized solely for the purpose of effecting the restructuring herein contemplated.

         G. The Company desires to create a new holding company structure by merging the Company with Ravens (with the Company being the surviving corporation) and converting each outstanding share of Company Common Stock into a like number of shares of RVM Common Stock, all in accordance with the terms and conditions of this Agreement.

         H. The Boards of Directors of RVM, Ravens and the Company have approved this Agreement and the merger of the Company with Ravens upon the terms and subject to the conditions set forth in this Agreement (the "Merger").

         I. Pursuant to authority granted by the Board of Directors of the Company, the Company will, immediately prior to the Effective Time of the Merger, contribute to the capital of RVM all the shares of RVM Common Stock then owned of record and beneficially by the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company, RVM and Ravens hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, the Company shall, at the Effective Time, be merged with Ravens, the separate corporate existence of Ravens shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

Section 1.2 Effective Time. The Merger shall become effective upon the filing, after the date hereof and on or before March 31, 1997, of a copy of this Agreement with the Secretary of State of the State of Delaware (the time of such filing being referred to herein as the "Effective Time").

Section 1.3 Certificate of Incorporation. From and after the Effective Time, until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation will be the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, except for the following amendments (required or permitted by applicable law) to the certificate of incorporation of the Surviving Corporation.

(i) Article 1 of the certificate of incorporation of of the Surviving Corporation will state in its entirety as follows:

                                   "ARTICLE 1

        "The name of the corporation (the "Corporation") is Ravens, Inc."

(ii) Article 5 of the certificate of incorporation of of the Surviving Corporation will state in its entirety as follows:

                                   "ARTICLE 5

         The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock having a par value of One Penny($.01) per share."


(iii) A new Article 12 of the certificate of incorporation of the Surviving Corporation will state in its entirety as follows:

                                   "ARTICLE 12

         Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or its certificate of incorporation the approval of the stockholders of the Corporation shall, by virtue of this reference to
         Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of RVM Industries, Inc., a Delaware corporation (or any successor by merger), so long as such corporation or its successor is the ultimate parent, directly or indirectly, of this Corporation, by the same vote that is required by the General Corporation Law of the State of Delaware and/or the certificate of incorporation of this Corporation. For the purposes of this Article 12, the term "parent" shall mean a corporation that owns, directly or indirectly, at least a majority of the outstanding capital stock of this Corporation entitled to vote in the election of directors of this Corporation without regard to the occurrence of any contingency."

Section 1.4 By-Laws. From and after the Effective Time, the By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

Section 1.5 Directors. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and the by-laws of the Surviving Corporation or as otherwise provided by law.

Section 1.6 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and the by-laws of the Surviving Corporation or as otherwise provided by law.

Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Ravens and the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Ravens and the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.8 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of RVM, the Company or the holder of any of the following securities:

         (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of RVM Common Stock.

         (b) Each share of the Company's capital stock, if any, whether preferred or common, issued but held by the Company in its treasury immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of RVM preferred stock or Common Stock held by RVM in its treasury.

         (c) From and after the Effective Time, holders of certificates formerly evidencing Company Common Stock shall cease to have any rights as shareholders of the Company, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 hereof.

Section 1.9 Notice to Shareholders of the Company; Exchange of Certificates. As soon as practicable after the Effective Time, a notice describing the Merger will be sent to each holder of Company Common Stock as of the date thereof, together with instructions for surrendering certificates representing shares of Company Common Stock in exchange for certificates representing shares of RVM Common Stock. Until surrendered for exchange, each outstanding certificate that, immediately prior to the Effective Time, evidenced Company Common Stock shall be deemed and treated for all corporate purposes to evidence the ownership of the number of shares of RVM Common Stock into which such shares of Company Common Stock were converted pursuant to the provisions of Sections 1.8 (a) and
(b) hereof.

                                   ARTICLE II

                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

Section 2.1 Company Indebtedness. The Company will continue as the Surviving Corporation, will retain all its assets, and will continue to be liable for all its debt ("Company Debt") and other obligations. However, since the Company will change its name as a result of the Merger, it will, if required by any lender, execute, acknowledge and deliver any and all instruments and documents required to confirm the liability of the Surviving Corporation for the Company Debt.

Section 2.2 Stock Plans. In connection with the Merger, the Company will cease to be a public company, and RVM, from and after the Effective Time, will perform all obligations of the Company pursuant to any stock option or other stock plan of the Company ("Stock Plans").

Section 2.3 Reservation of Shares. As soon as practicable after the Effective Time, RVM will reserve sufficient shares of RVM Common Stock to provide for the issuance of RVM Common Stock upon exercise of options outstanding under the Stock Plans.


                                   ARTICLE III

                              CONDITIONS OF MERGER

Section 3.1 Conditions Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties of the condition that, at the Effective Time, no order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

                                   ARTICLE IV

                                    COVENANTS

Section 4.1 Election of Directors. Immediately prior to the Effective Time, the Company, in its capacity as the sole stockholder of RVM, will elect each person who is then a member of the board of directors of the Company as a member of the board of directors of RVM, each of whom shall serve until the first annual meeting of shareholders of RVM to be held following the expiration of his term, and until his successor shall have been elected and qualified.

Section 4.2 Employee Benefit Plans. From and after the Effective Time, the Surviving Corporation and RVM will take or cause to be taken all further actions, if any, necessary or desirable in order for RVM to assume (or become a participating employer in) each employee benefit plan and agreement of the Company, or to adopt comparable plans, all to the extent deemed appropriate by the Surviving Corporation and RVM and permitted under applicable law.

Section 4.3 Contribution of Treasury Stock. At the Effective Time, the Company will contribute to the capital of RVM all the Company Common Stock then held in the treasury of the Company.

Section 4.4 Contribution of Outstanding RVM Stock. Immediately prior to the Effective Time, the Company will contribute to the capital of RVM all shares of RVM Common Stock then outstanding and owned of record and beneficially by the Company.


                                    ARTICLE V

                            TERMINATION AND AMENDMENT

Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company, RVM or Ravens if it should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither the Company, RVM or Ravens nor their respective stockholders, directors or officers shall have any liability with respect to such termination and abandonment.

Section 5.2 Amendment. This Agreement may be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

Section 6.1 Governing Law. Except with respect to matters contained herein governed by the DGCL, this Agreement has been executed and delivered in the State of Ohio and shall be governed by and construed and enforced under the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable Ohio principles of conflicts of law.

Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

IN WITNESS WHEREOF, RVM, Ravens and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              RAVENS METAL PRODUCTS, INC.


                              By       /s/ Jacob Pollock
                                        --------------------------------------
                                       Chairman and Chief Executive Officer



                              RVM INDUSTRIES, INC.


                              By       /s/ Jacob Pollock
                                        --------------------------------------
                                       Chairman and Chief Executive Officer




                              RAVENS, INC.


                               By       /s/ Jacob Pollock
                                        --------------------------------------
                                          Chairman and Chief Executive Officer

I, Nicholas T. George, Secretary of Ravens Metal Products, Inc., do hereby certify that the Board of Directors of Ravens Metal Products, Inc. approved and adopted this Agreement at a meeting duly called for the purpose on March 24, 1997 pursuant to Section 251(g) of the Delaware General Corporation Law and that the conditions specified in the first sentence of said Section 251(g) have been satisfied.


                                                 /s/ Nicholas T. George
                                                 ----------------------
                                                 Nicholas T. George
                                                 Secretary


I, Nicholas T. George, Secretary of RVM Industries, Inc., do hereby certify that the Board of Directors of RVM Industries, Inc. approved and adopted this Agreement at a meeting duly called for the purpose on March 24, 1997 pursuant to
Section 251(g) of the Delaware General Corporation Law and that the conditions specified in the first sentence of said Section 251(g) have been satisfied.


                                                 /s/ Nicholas T. George
                                                 ----------------------
                                                 Nicholas T. George
                                                 Secretary


I, Nicholas T. George, Secretary of Ravens, Inc., do hereby certify that the Board of Directors of Ravens, Inc. approved and adopted this Agreement at a meeting duly called for the purpose on March 24, 1997 pursuant to Section 251(g) of the Delaware General Corporation Law and that the conditions specified in the first sentence of said Section 251(g) have been satisfied.


                                                 /s/ Nicholas T. George
                                                 ----------------------
                                                 Nicholas T. George
                                                 Secretary